EXHIBIT 1

TRANSACTIONS DURING PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the purchase of shares on the NASDAQ Global Market.  Certain of the prices reported below reflect the weighted average purchase price of the shares of Common Stock purchased on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
3/18/2013	Purchase	$ 2.4139	1	82460
3/19/2013	Purchase	$ 2.4459	2	71485
3/20/2013	Purchase	$ 2.4815	3	48715
3/22/2013	Purchase	$ 2.5000		1200
4/1/2013	Purchase	$ 2.4972	4	40175
4/2/2013	Purchase	$ 2.4969	5	41969
4/3/2013	Purchase	$ 2.4010	6	101161
4/4/2013	Purchase	$ 2.3883	7	56374
4/5/2013	Purchase	$ 2.4655	8	45123
4/8/2013	Purchase	$ 2.3752	9	18439
4/9/2013	Purchase	$ 2.4187	10	4815
4/10/2013	Purchase	$ 2.4788	11	49990
4/11/2013	Purchase	$ 2.4819	12	53707
4/12/2013	Purchase	$ 2.4910	13	38700
4/15/2013	Purchase	$ 2.3931	14	62300
4/16/2013	Purchase	$ 2.3463	15	47357
4/17/2013	Purchase	$ 2.2899	16	60318
4/18/2013	Purchase	$ 2.2611	17	29267
4/19/2013	Purchase	$ 2.3892	18	35100
4/22/2013	Purchase	$ 2.4166	19	11413
4/23/2013	Purchase	$ 2.4884	20	22602
4/24/2013	Purchase	$ 2.4778	21	13300
4/26/2013	Purchase	$ 2.4750	22	20000
4/29/2013	Purchase	$ 2.4062	23	38000
4/30/2013	Purchase	$ 2.3912	24	40877
5/1/2013	Purchase	$ 2.2881	25	36997
5/2/2013	Purchase	$ 2.3254	26	14916
5/3/2013	Purchase	$ 2.3682	27	36230
5/6/2013	Purchase	$ 2.3900		3500
5/7/2013	Purchase	$ 2.4382	28	16378
5/8/2013	Purchase	$ 2.4994	29	8400
5/9/2013	Purchase	$ 2.4553	30	50200
5/10/2013	Purchase	$ 2.3661	31	77744
5/13/2013	Purchase	$ 2.3501	32	32847

1 This transaction was executed in multiple trades at prices ranging from $2.30 – 2.46.
2 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.50.
3 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.50.
4 This transaction was executed in multiple trades at prices ranging from $2.49 – 2.50.
5 This transaction was executed in multiple trades at prices ranging from $2.48 – 2.50.
6 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.48.
7 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.41.
8 This transaction was executed in multiple trades at prices ranging from $2.44 – 2.48.
9 This transaction was executed in multiple trades at prices ranging from $2.36 – 2.40.
10 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.45.
11 This transaction was executed in multiple trades at prices ranging from $2.44 – 2.50.
12 This transaction was executed in multiple trades at prices ranging from $2.46 – 2.50.
13 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.50.
14 This transaction was executed in multiple trades at prices ranging from $2.38 – 2.44.
15 This transaction was executed in multiple trades at prices ranging from $2.33 – 2.37.
16 This transaction was executed in multiple trades at prices ranging from $2.27 – 2.32.
17 This transaction was executed in multiple trades at prices ranging from $2.23 – 2.29.
18 This transaction was executed in multiple trades at prices ranging from $2.31 – 2.43.
19 This transaction was executed in multiple trades at prices ranging from $2.41 – 2.42.
20 This transaction was executed in multiple trades at prices ranging from $2.41 – 2.49.
21 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.48.
22 This transaction was executed in multiple trades at prices ranging from $2.47 – 2.48.
23 This transaction was executed in multiple trades at prices ranging from $2.39 – 2.49.
24 This transaction was executed in multiple trades at prices ranging from $2.37 – 2.40.
25 This transaction was executed in multiple trades at prices ranging from $2.27 – 2.30.
26 This transaction was executed in multiple trades at prices ranging from $2.31 – 2.34.
27 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.38.
28 This transaction was executed in multiple trades at prices ranging from $2.40 – 2.47.
29 Due to incomplete data available to the Reporting Persons, the Reporting Persons are reporting the average price of transactions effected on this date.
30 This transaction was executed in multiple trades at prices ranging from $2.44 – 2.48.
31 This transaction was executed in multiple trades at prices ranging from $2.35 – 2.38.
32 This transaction was executed in multiple trades at prices ranging from $2.34 – 2.37.